Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) dated as of October 2, 2006, by and among EXCO RESOURCES, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of March 17, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested that, in connection with the formation of EXCO Partners, LP a Delaware limited partnership (the “MLP”), the Administrative Agent and the Lenders amend the Credit Agreement to permit the Borrower to (a) designate certain newly formed Subsidiaries as Unrestricted Subsidiaries, (b) designate certain existing Restricted Subsidiaries as Unrestricted Subsidiaries and (c) permit up to $500,000,000 of assets and properties of the Borrower and its Restricted Subsidiaries, including the Equity Interests of certain Restricted Subsidiaries, to be transferred to the MLP and, in connection with such transfer, to release each Restricted Subsidiary transferred to the MLP from its Guarantee of the Obligations and release the Liens securing the Obligations on such transferred assets and properties (including the Liens on the Equity Interests of the transferred Restricted Subsidiaries), and Administrative Agent and Lenders have agreed to do so on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Guarantors, Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 5 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1          Additional Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in appropriate alphabetical order:

“CapEx Reimbursement” means the right of Borrower to receive from the MLP Subsidiaries pursuant to the terms of the MLP Contribution Agreement up to $150,000,000 of the proceeds of certain Indebtedness incurred by certain

Subsidiaries(1) of the MLP in connection with the Winchester Acquisition and intended to reimburse the Borrower for certain capital expenditures incurred to acquire, develop and operate the Transferred Oil and Gas Properties.

“Excluded Properties” means certain Oil and Gas Interests acquired by the Borrower or its MLP Subsidiaries in connection with the Winchester Acquisition and located in Adams County, Mississippi and Montague, Foard, Runnels, Garza and Nacogdoches Counties, Texas.

“First Amendment” means that certain First Amendment to Credit Agreement, dated October 2, 2006, by and among the Borrower, certain Subsidiaries of the Borrower, Lenders and Administrative Agent.

“Interestholder Subsidiary” means any Subsidiary that owns or holds MLP Interests or any other Equity Interests of the MLP.

“Merger Sub” means Winchester Acquisition, LLC, a Delaware limited liability company, and its successors.

“MLP” means EXCO Partners, LP, a Delaware limited partnership.

“MLP Agreements” means, collectively, (i) that certain Administrative Services Agreement, dated as of October 2, 2006, by and among the Borrower, the MLP General Partner and certain of the MLP Subsidiaries, (ii) that certain Omnibus Agreement, dated as of October 2, 2006, by and among the Borrower and certain of the MLP Subsidiaries, and (iii) the other agreements, certificates and instruments executed and delivered in connection with the agreements described in the foregoing clauses (i) and (ii), all as amended, supplemented or modified  from time to time as permitted by this Agreement.

“MLP Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of October 2, 2006, among the Borrower, the MLP General Partner, the MLP and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder and pursuant to which the Transferred Subsidiaries and the Transferred Oil and Gas Interests are transferred to the MLP or certain of its Subsidiaries.

“MLP Contribution Documents” means, collectively, (i) the MLP Contribution Agreement, (ii) the MLP Agreements and (iii) the other agreements, certificates and instruments executed and delivered in connection with the agreements described in the foregoing clauses (i) and (ii), all as amended, supplemented or modified  from time to time as permitted by this Agreement.

“MLP Contribution Date” means the date on which the transactions contemplated by the MLP Contribution Agreement are consummated including the transfer of the Transferred Subsidiaries and the Transferred Oil and Gas Interests to the MLP  Subsidiaries in accordance with the MLP Contribution Agreement.

“MLP General Partner” means EXCO GP Partners, LP, a Delaware limited partnership and its successors and permitted assigns that are admitted to the MLP as general partner of the MLP.

“MLP Interests” means the limited partnership interest in the MLP.

“MLP Partnership Agreement” means the Agreement of Limited Partnership of the MLP, as the same may be amended or restated from time to time.

“MLP Public Offering” means a sale by the MLP of MLP Interests in an underwritten (firm commitment) initial public offering registered under the Securities Act of 1933, resulting in the listing of MLP Interests on a nationally recognized stock exchange, including without limitation, the NASDAQ National Market System or the New York Stock Exchange.

“MLP Rights” means the rights to purchase MLP Interests issued to Borrower by the MLP in connection with the transfer of the Transferred Subsidiaries and the Transferred Oil and Gas Interests to the MLP  Subsidiaries.

“MLP Subsidiaries” means, collectively, the MLP and its Subsidiaries.

“Net Working Capital” means, on any date of determination, the sum of (a) Consolidated Current Assets as of such date (calculated without including Unused Commitments as of such date) minus (b) Consolidated Current Liabilities as of such date.

“ROJO Pipeline” means ROJO Pipeline, Inc. a Texas corporation, and its successors.

“Surplus Cash” means the lesser of (i) cash and cash equivalents of the Borrower and its Restricted Subsidiaries, on a consolidated basis, that constitute Permitted Investments and (ii) the amount by which Net Working Capital exceeds zero ($0.00).

“Transferred Oil and Gas Interests” means, collectively, (i) the Oil and Gas Interests of the Transferred Subsidiaries, including all legal and beneficial interests in such Oil and Gas Interests, and (ii) the Oil and Gas Interests owned or held by the Borrower or any of its Restricted Subsidiaries and located in Cherokee, Houston, Polk, Limestone, Rusk or Smith Counties, Texas or Desoto Parish, Louisiana and, in each case, transferred to certain of the MLP Subsidiaries on the MLP Contribution Date.

“Transferred Subsidiaries” means, collectively, Merger Sub, ROJO Pipeline and TXOK Resources Holdings and its Subsidiaries.

“TXOK Resources Holdings” means TXOK Energy Resources Holdings, L.L.C., a Delaware limited liability company and its successors. .

“Winchester Acquisition” means the acquisition of all of the issued and outstanding Equity Interests of Winchester Energy Company, Ltd., from Progress Fuels Corporation pursuant to that certain Agreement and Plan of Merger dated as of July 22, 2006, as amended though the date hereof.

1.2          Amended Definitions.  Section 1.01 of the Credit Agreement shall be and it hereby is amended by amending and restating the following definitions to read in their entirety as follows:

“Borrowing Base Properties” means all Oil and Gas Interests of the Borrower and the Restricted Subsidiaries evaluated by the Lenders for purposes of establishing the Borrowing Base; provided that, from and after the MLP Contribution Date, neither the Transferred Oil and Gas Interests nor any Oil and Gas Interests owned by any MLP Subsidiary shall constitute Borrowing Base Properties.

“Consolidated Funded Indebtedness” means, as of any date and without duplication, Indebtedness of the Borrower and the Restricted Subsidiaries of the type described in clauses (a), (b), (c), (d), (e), (f), (g) or (h) of the definition of Indebtedness, minus  Surplus Cash.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Subsidiaries, as applicable, (b) the income (or deficit) of any Person in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has a Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries during such period, and (c) the undistributed earnings of any Consolidated Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document or the Indenture) or by any law applicable to such Consolidated Subsidiary.

 “Material Domestic Subsidiary” means any Domestic Subsidiary (other than the MLP Subsidiaries) that owns or holds assets, properties or interests (including Oil and Gas Interests but excluding Equity Interests in the MLP, whether owned directly or indirectly) with an aggregate fair market value, on a consolidated basis, greater than five percent (5%) of the aggregate fair market value of all of the assets, properties and interests (including Oil and Gas Interests but excluding Equity Interests in the MLP, whether owned directly or indirectly) of the Borrower and the Restricted Subsidiaries, on a consolidated basis.

“Obligations” means any and all obligations of every nature, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party from time to time owed to the Administrative Agent, the Issuing Bank, the Lenders or any of them or any Lender Counterparty arising under or in connection with any Loan Document or Swap Agreement (including, any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party under any Existing Swap Agreement and any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party with respect to any transactions under any Swap Agreement with any Person that was a Lender Counterparty at the time such Credit Party entered into such transactions regardless of whether such Person is no longer a Lender Counterparty), whether for principal, interest, reimbursement of amounts drawn under any Letter of Credit, payments for early termination of Swap Agreements, funding indemnification amounts, fees, expenses, indemnification or otherwise.

1.3          Commitment Reductions.  Section 2.02(d) of the Credit Agreement shall be and it hereby is amended by replacing the reference to “Section 7.04(a)(vi)” in such Section with “Section 7.03(a)(vi)”.

1.4          Mandatory Prepayment.  Section 2.12 of the Credit Agreement shall be and it hereby is amended by amending subsection (b) in its entirety to read as follows and inserting the following clause (c) at the end of such Section:

(b)          If the Borrower or any Restricted Subsidiary sells, transfers or otherwise disposes of any Borrowing Base Properties at any time a Borrowing Base Deficiency exists or would exist after giving effect to such sale, transfer or disposition, the Borrower shall prepay the Borrowings in an amount equal to the Net Cash Proceeds received from such sale, transfer or other disposition on the date it or any Restricted Subsidiary receives such Net Cash Proceeds; provided, however that amounts applied to the payment of Borrowings pursuant to this Section may be reborrowed subject to and in accordance with the terms of this Agreement.  Amounts applied to the prepayment of Borrowings pursuant to this Section shall be first applied to Swingline Borrowings then outstanding and upon payment in full of all outstanding Swingline Borrowings, second, ratably to ABR Revolving Borrowings then outstanding and, upon payment in full of all outstanding ABR Revolving Borrowings, third, to Eurodollar Revolving Borrowings then outstanding, and if more than one Eurodollar Revolving Borrowing is then outstanding, to each such Eurodollar Revolving Borrowing beginning with the Eurodollar Revolving Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Revolving Borrowing with the most number of days remaining in the Interest Period applicable thereto, subject to the payment of any funding indemnification amounts required by Section 2.17 but without penalty or premium.

(c)           On the MLP Contribution Date, Borrower shall cause the MLP Subsidiaries to pay in full the CapEx Reimbursement to Borrower and Borrower shall use the proceeds of the CapEx Reimbursement to prepay the Borrowings in an amount equal to the amount of the CapEx Reimbursement; provided, however, that amounts applied to the payment of Borrowings pursuant to this Section  2.12(c) may be reborrowed subject to and in accordance with the terms of this Agreement.  Amounts applied to the prepayment of Borrowings pursuant to this Section 2.12(c) shall be first applied to Swingline Borrowings then outstanding and upon payment in full of all outstanding Swingline Borrowings, second, ratably to ABR Revolving Borrowings then outstanding and, upon payment in full of all outstanding ABR Revolving Borrowings, third, to Eurodollar Revolving Borrowings then outstanding, and if more than one Eurodollar Revolving Borrowing is then outstanding, to each such Eurodollar Revolving Borrowing beginning with the Eurodollar Revolving Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Revolving Borrowing with the most number of days remaining in the Interest Period applicable thereto, subject to the payment of any funding indemnification amounts required by Section 2.17 but without penalty or premium.

1.5          Financial Statements.  Paragraphs (a) and (b) of Section 6.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:

(a)          within 90 days after the end of each fiscal year of the Borrower, the audited consolidated (and unaudited consolidating) balance sheet  and related consolidated (and with respect to statements of operations, consolidating) statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants reasonably acceptable to Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

(b)          within 45 days after the end of each fiscal quarter of the Borrower, the consolidated (and consolidating) balance sheet and related consolidated (and with respect to statements of operations, consolidating) statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

1.6          Maintenance of Certain Swap Agreements.  Section 6.11 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

6.11        Swap Agreements.  Except as otherwise provided in Section 7.05, the Borrower will, and will cause each Restricted Subsidiary to, maintain the Existing Swap Agreements and none of the Existing Swap Agreements may be amended, modified or cancelled without the prior written consent of the Required Lenders.  Upon the request of the Required Lenders, the Borrower and each Restricted Subsidiary shall use their commercially reasonable efforts to cause each Swap Agreement to which the Borrower or any Restricted Subsidiary is a party (i) to permit the Lenders to cure any  default or event of default and assume the obligations of each Credit Party under such agreement or contract and (ii) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders cure such defaults or events of default  and assume such obligations.  Upon the request of the Administrative Agent, the Borrower shall, within thirty (30) days of such request, provide to the Administrative Agent and each Lender copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent and Lenders, certified as true and correct by a Responsible Officer of the Borrower, and such other information regarding such Swap Agreements as the Administrative Agent and Lenders may reasonably request.

1.7          Indebtedness.  Section 7.01 of the Credit Agreement shall be and it hereby is amended by deleting “and” at the end of clause (h) of such Section and amending and restating the remainder of such Section in its entirety to read as follows:

(i)           Indebtedness consisting of contingent obligations with respect to the investment permitted under Section 7.04(h); and

(j)            Other unsecured Indebtedness of the Credit Parties in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

1.8          Investments.  Section 7.04 of the Credit Agreement shall be and it hereby is amended by deleting “and” at the end of clause (f) of such Section and amending and restating the remainder of such Section in its entirety to read as follows:

(g)          investments in the MLP Subsidiaries on the MLP Contribution Date consisting of the Equity Interests of the Transferred Subsidiaries and the Transferred Oil and Gas Interests in exchange for MLP Interests representing not less than 100% of the issued and outstanding MLP Interests on the MLP Contribution Date, the MLP Rights and the payment of the CapEx

Reimbursement, in each case, in accordance with the MLP Contribution Documents and without waiver or amendment of any material term thereof;

(h)          at any time after April 2, 2008, investments in the MLP Subsidiaries consisting of cash or Permitted Investments; provided that (i) the MLP Public Offering has not been consummated prior to the date of such investment, (ii) no Default has occurred and is continuing or would result from the making of such investment, (iii) after giving effect to such investment, the Borrowing Base exceeds  Aggregate Credit Exposure by an amount equal to or greater than 10% of the Borrowing Base and (iv) the amount of investments made pursuant to this clause (h) of Section 7.04 (in each case with respect to Permitted Investments, determined based on the fair market value of such Permitted Investment at the time of such investment) does not exceed in the aggregate $150,000,000;

(i)           the purchase of the Excluded Properties; and

(j)            other investments by the Borrower and the Restricted Subsidiaries; provided that, on the date any such other investment is made, the amount of such investment, together with all other investments made pursuant to this clause (j) of Section 7.04 (in each case determined based on the cost of such investment) since the Effective Date, does not exceed in the aggregate, $10,000,000.

1.9          Swap Agreements.  Section 7.05 of the Credit Agreement shall be and it hereby is amended by inserting the following at the end of such Section:

Notwithstanding the foregoing, on the MLP Contribution Date, the Swap Agreements and related transactions described on Annex A to the First Amendment may be transferred and assigned to any one or more of the MLP Subsidiaries, whether by transfer of the Transferred Subsidiaries or otherwise; provided that the Borrower and any Restricted Subsidiary which is a party to any such Swap Agreements as of the MLP Contribution Date (other than the Transferred Subsidiaries) is released from all liability with respect to such Swap Agreements effective as of the MLP Contribution Date on terms and conditions acceptable to the Administrative Agent.

1.10        Restricted Payments.  Section 7.06 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.06.        Restricted Payments.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends and distributions with respect to its Equity Interests payable solely in additional shares of its common stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed

$2,000,000 in any fiscal year, (c) so long as no Default has occurred and is continuing, the Borrower may declare and make distributions of the MLP Rights, and (d) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor.

1.11        Affiliate Transactions.  Section 7.07 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.07         Transactions with Affiliates.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (c) transactions described on Schedule 7.07, (d) any Restricted Payment permitted by Section 7.06, (e) the investments permitted under Section 7.04, including the transactions contemplated by the MLP Contribution Agreement and the transactions contemplated by the MLP Agreements  after the MLP Contribution Date; and (f) the purchase of the Excluded Properties from any one or more of the MLP Subsidiaries.

1.12        Amendment of Certain Agreements.  Section 7.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.10         Amendments of Certain Agreements.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents, or the MLP Contribution Documents.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of the Senior Note Documents the effect of which is to (a) increase the maximum principal amount of the Senior Notes or the rate of interest on any of the Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Note Documents), (b) change or add any event of default or any covenant with respect to the Senior Note Documents if the effect of such change or addition is to cause any one or more of the Senior Note Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Note Documents were prior to such change or addition, (c) change the dates upon which payments of principal or interest on the Senior Notes are due, (d) change any redemption or prepayment provisions of the Senior Notes, (e) alter the subordination provisions, if any, with respect to any of the Senior Note Documents, (f) change any of Sections 4.07(a), 10.06, 10.07 or 12.03 of the Indenture or the penultimate paragraphs of each of Sections 9.01 or 9.02 of the Indenture, (g) grant any Liens in any assets of the Borrower or any of its Subsidiaries, or (h) permit any Subsidiary to Guarantee the Senior Notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor.

1.13        Interestholder Subsidiaries.  ARTICLE VII of the Credit Agreement shall be and it hereby is amended by inserting the following at the end of such Article as Section 7.13:

Section 7.13         Interestholder Subsidiaries.  At all times prior to the consummation of the MLP Public Offering, the Borrower will not, nor will it permit any Interestholder Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Interestholder Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Interestholder Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower, any Restricted Subsidiary or any Interestholder Subsidiary or to Guarantee Indebtedness of the Borrower, any Restricted Subsidiary or any Interestholder Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law, the Indenture or by this Agreement.  At all times prior to the consummation of the MLP Public Offering,  the Borrower will not permit any Interestholder Subsidiary to, directly or indirectly, (i) create, incur, assume or permit to exist any Indebtedness or (ii) create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by any Interestholder Subsidiary, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof.  At all times prior to the consummation of the MLP Public Offering, the Interestholder Subsidiaries shall own and hold 100% of the issued and outstanding Equity Interests of the MLP.

1.14        Notices.  Clauses (ii) and (iii) of Section 11.01 of the Credit Agreement shall be and they hereby are amended and restated in its entirety to read as follows:

(ii)          if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 21 South Clark St., 19th Floor, Chicago, Illinois 60603-2003, Telecopy No.: (312) 385-7096, Attention: Jose Rodriguez, with a copy to JPMorgan Chase Bank, N.A., 1717 Main Street, TX1-2448, Dallas, Texas 75201, Telecopy No. (214) 290-2332, Attention:  Wm. Mark Cranmer, Senior Vice President;

(iii)         if to the Swingline Lender, JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 21 South Clark St., 19th Floor, Chicago, Illinois 60603-2003, Telecopy No.: (312) 385-7096, Attention:  Jose Rodriguez, with a copy to JPMorgan Chase Bank, N.A., 1717 Main Street, Mail Code TX1-2448, Dallas, Texas 75201, Telecopy No. (214) 290-2332, Attention:  Wm. Mark Cranmer, Senior Vice President; and

1.15        Rate Management Transactions.  Section 11.16 of the Credit Agreement shall be and it hereby is amended by replacing the term “Rate Management Obligations” with the term “Rate Management Transactions.”

1.16        Borrowing Base and Aggregate Commitment.  Notwithstanding anything to the contrary in the Credit Agreement, (a) on the MLP Contribution Date and until but not including the next date as of which the Borrowing Base is redetermined, the Borrowing Base shall be $600,000,000 and (b) on the MLP Contribution Date the Aggregate Commitment shall be $400,000,000.

SECTION 2.  Unrestricted Subsidiaries.  The Subsidiaries of Borrower listed on Annex B have been designated as Unrestricted Subsidiaries by the Board of Directors of Borrower effective as of the MLP Contribution Date.

SECTION 3.  Consent to Termination and Release.  Effective upon the MLP Contribution Date, the Lenders hereby consent to the release of each Transferred Subsidiary from its obligations under the Loan Documents, including the Guarantee of the Obligations of each Transferred Subsidiary under Article VIII of the Credit Agreement; and to the release of the Transferred Oil and Gas Interests and the Equity Interests of the Transferred Subsidiaries from the Liens securing the Obligations provided that, in exchange for such Transferred Subsidiaries and the Transferred Oil and Gas Interests, the Interestholder Subsidiaries receive MLP Interests representing 100% of the issued and outstanding MLP Interests on the MLP Contribution Date and the Borrower receives the MLP Rights and payment of the CapEx Reimbursement on the MLP Contribution Date, all in accordance with the MLP Contribution Documents without the waiver or amendment of any material term thereof.

SECTION 4.  Release of Transferred Subsidiaries.  Effective on the MLP Contribution Date and subject to the consummation of the transactions contemplated by the MLP Contribution Documents, (a) the Administrative Agent, on behalf of the Lenders and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, shall execute and deliver to the Transferred Subsidiaries a Termination Agreement and Release in substantially the form attached hereto as Annex C and (b) Administrative Agent shall release all liens and security interest held by Administrative Agent, for the benefit of the Lenders, in all assets and properties granted to the Administrative Agent by the Transferred Subsidiaries and all such Liens and security interest granted by any holder of the Equity Interests of any Transferred Subsidiaries in such Equity Interests.

SECTION 5.  Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment and the consent of the Lenders to the termination of certain Guarantees and the release of certain Collateral set forth in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 5.

5.1          Execution and Delivery.  Each Credit Party, each Lender and the Administrative Agent shall have executed and delivered this Amendment.

5.2          MLP Contribution Documents.  The Administrative Agent shall have received copies of all of the MLP Contribution Documents executed and delivered in connection with the transfer of the Transferred Subsidiaries and the Transferred Oil and Gas Interests and the formation of the MLP Subsidiaries.

5.3          No Default.  No Default shall have occurred and be continuing.

5.4          Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 6.  Representations and Warranties of Borrower.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

6.1          Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments, consents, terminations and releases herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

6.2          Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.

6.3          Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 7.  Miscellaneous.

7.1          Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

7.2          Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3          Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

7.4          Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until each Credit Party, the Lenders (or at least the required percentage thereof), and the Administrative Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

7.5          Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.6          Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER:

EXCO RESOURCES, INC.

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

Address for Notices:

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Facsimile No. 214-368-2087
Attn:	Douglas H. Miller
Chief Executive Officer

and

Attn:	J. Douglas Ramsey
Chief Financial Officer

GUARANTORS:

EXCO OPERATING, LP

By:		EXCO Investment II, LLC,
its sole general partner

By:	EXCO Resources, Inc.,
its sole member

	By:	/S/ J. Douglas Ramsey, Ph.D.
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer

NORTH COAST ENERGY, INC.

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

NORTH COAST ENERGY EASTERN, INC.

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

PINESTONE RESOURCES, LLC

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

TXOK ACQUISITION, INC.

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

TXOK ENERGY RESOURCES COMPANY

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

TXOK ENERGY RESOURCES HOLDINGS, L.L.C.

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

TXOK TEXAS ENERGY HOLDINGS, LLC

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

TXOK TEXAS ENERGY RESOURCES, L.P.

By:	TXOK Texas Energy Holdings, LLC,
as general partner

By:	/S/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as a Lender and as Administrative Agent

By:	/S/ Wm. Mark Cranmer
Name:	Wm. Mark Cranmer
Title:	Senior Vice President

KEY BANK, NA,
as a Lender and as Syndication Agent

By:	/S/ Thomas Rajan
Name:	Thomas Rajan
Title:	Vice President

CITIBANK, N.A.,
as a Lender and as Syndication Agent

By:	/S/ Angela McCracken
Name:	Angela McCracken
Title:	Vice President

SCOTIABANC INC.,
as a Lender and as Documentation Agent

By:	/S/ William E. Zarrett
Name:	William E. Zarrett
Title:	Managing Director

BNP PARIBAS,
as a Lender and as Documentation Agent

By:	/S/ David Dodd
Name:	David Dodd
Title:	Director

By:	/S/ Polly Schott
Name:	Polly Schott
Title:	Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION,
as a Lender and as Senior Managing Agent

By:	/S/ Russell Clingman
Name:	Russell Clingman
Title:	Director

BANK OF AMERICA, NA,
as a Lender

By:	/S/ Jeffrey H. Rathkamp
Name:	Jeffrey H. Rathkamp
Title:	Principal

FORTIS CAPITAL CORP.,
as a Lender

By:	/S/ Michele Jones
Name:	Michele Jones
Title:	Senior Vice President

By:	/S/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

BANK OF SCOTLAND,
as a Lender

By:	/S/ Karen Welch
Name:	Karen Welch
Title:	Assistant Vice President

SUNTRUST BANK,
as a Lender

By:	/S/ Sean Roche
Name:	Sean Roche
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:	/S/ Kendell L. Osterborg
Name:	Kendell L. Osterborg
Title:	Sr. Vice President – US Marketing Manager

By:	/S/ Alison Fuqua
Name:	Alison Fuqua
Title:	Investment Banking Officer

COMERICA BANK,
as a Lender

By:	/S/ Rebecca L. Harper
Name:	Rebecca L. Harper
Title:	Corporate Banking Officer

TORONTO DOMINION (TEXAS) LLC,
as a Lender

By:	/S/ Debbi Brito
Name:	Debbi Brito
Title:	Authorized Signatory

CREDIT SUISSE, Cayman Islands Branch,
as a Lender

By:	/S/ Vanessa Gomez
Name:	Vanessa Gomez
Title:	Vice President

By:	/S/ Nupur Kamar
Name:	Nupur Kammar
Title:	Associate

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By:	/S/ Matthew A. Toth
Name:	Matthew A. Toth
Title:	Authorized Signatory

NATEXIS BANQUES POPULAIRES,
as a Lender

By:	/S/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Vice President & Group Manager

By:	/S/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Vice President & Group Manager

BARCLAYS BANK PLC,
as a Lender

By:	/S/ Nicholas Bell
Name:	Nicholas Bell
Title:	Director

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/S/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Director

WESTLB AG, NY BRANCH,
as a Lender

By:	/S/ Duncan Robertson
Name:	Duncan Robertson
Title:	Executive Director

By:	/S/ Juan Kruetz